UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 25, 2007

PRB Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	(Commission File Number)	Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2007, PRB Energy, Inc. (“PRB”) announced the election of Paul L. Maddock, Jr. (Jay) and Sigmund J. Rosenfeld to its board of directors effective February 1, 2007.  The elections were made at a special board meeting on January 25, 2007.

Mr. Maddock is President and Trustee of the Paul L. Maddock Marital Trust D/B/A The Maddock Companies.  The Maddock Companies is a diversified commercial and residential real estate management and securities investment company.  He is also President of Palamad Development Company, a real estate development and mortgage firm and is President of McLean-Maddock, Inc., a multi-family home builder in Telluride, Colorado.  He is on the Board of Florida Public Utilities (“FPU”) and Flo Gas Corporation.  As such, he is Chairman of the Corporation Governance Committee and a member of the Audit and Compensation Committees.  FPU distributes natural gas, propane and electricity throughout Florida.  He is also a member of the Board of Directors of Lydian Bank and Trust where he is a member of the Audit Committee and Corporate Governance Committees.  Mr. Maddock is on the Marketing Committee of Hale Groves, a fulfillment company that does business via catalogues and internet.  Formerly, he was Founding Member and Vice Chairman of Island National Bank, Director 1st United Bank, Director of Wachovia Bank of Florida (purchaser of 1st United) and Director of Alamac Knits a North Carolina company.  He graduated from Brown University with an AB in English and a Minor in Political Science and Economics.

Mr. Rosenfeld has had a distinguished career in the oil and gas industry starting as an exploration geologist with Shell Oil Company, Monsanto Chemical Company and Wolf Land Company.  He was Vice President and Manager of Andex Oil Company in Calgary, Canada, was Assistant to the Chairman of Inexco Oil Company and was a Founder and President of Juniper Petroleum Corporation (a public company).  He joined Thomas N. Jordan, Jr., as manager of Gulf Coast Venture and was a Founder and President of Valex Petroleum Company (a public company).  He is now an independent geologist and consultant to the oil and gas industry.  He holds a BS degree in Geology from the University of Florida, a MS degree in Geology from Emory University and a JD degree from the University of Denver.

Mr. Maddock and Mr. Rosenfeld have not been named to any committees as of the date of this report on Form 8-K.  It is expected that the appointments will be made at the next regularly scheduled board of directors meeting in March 2007.  The newly appointed directors will receive equity and cash compensation for their service on the board of directors.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)   EXHIBITS

Exhibit No.	Description
99.1	Press release dated January 30, 2007

SIGNATURES

Pursuant  to  the  requirement  of  the  Securities Exchange  Act  of 1934, the Registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  thereunto  duly  authorized.

PRB ENERGY, INC.

/s/ Robert W. Wright
Robert W. Wright
Chairman and Chief Executive Officer

January 30, 2007